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EX-3(i)                            FORM S-11         INVESTORS REAL ESTATE TRUST

                       SECOND RESTATED DECLARATION OF TRUST
                           INVESTORS REAL ESTATE TRUST

     WHEREAS, Under the DECLARATION OF TRUST made on the 31st day of July, 1970, and the Restated DECLARATION OF TRUST made on October 22, 1996 by the undersigned as trustees of Investors Real Estate Trust (hereinafter referred to as IRET), there was granted to the undersigned under Article 1, Section 5 of said Declaration of Trust, the power to amend said Declaration without prior approval of the Shareholders in order to conform said Trust Agreement to the requirements of the regulatory authority with jurisdiction over the issuance of the Trust securities, and

     WHEREAS, Said governmental authority has requested certain amendments to said DECLARATION OF TRUST,

     NOW, THEREFORE, Pursuant to said reserved power to them granted under said DECLARATION OF TRUST, the undersigned do hereby amend and restate said DECLARATION OF TRUST as follows:

     SECOND RESTATED DECLARATION OF TRUST made as of this 10th day of February, 1999, by the trustees of Investors Real Estate Trust, creating a trust to invest directly or through an operating partnership in real estate, interests in real estate, leasehold interests, mortgages, and interests in mortgages secured by real estate using funds invested in the trust by individuals in exchange for a beneficial interest in the trust (hereinafter called Shareholders).

     The trustees agree to hold and manage the assets of this Trust; and

     The Trustees for the purpose of defining the respective interests of the Shareholders in the Trust, have agreed to issue to each Shareholder negotiable certificates of beneficial interest or shares (hereinafter called Shares) in the respective amounts and with the designations and form as hereinafter provided:

     Now, therefore, the trustees hereby declare that they assume the duties of trustees hereunder and will hold all assets of the Trust, including those to be received as hereinafter provided, and all rents, income, profits, and gains therefrom, from whatever source derived, in trust for the Shareholders in accordance with the terms and conditions hereinafter in this instrument provided and all amendments thereto called the Second Restated DECLARATION OF TRUST to wit:

                                      II-11                     Page 141 of 183

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                                  TABLE OF CONTENTS

ARTICLE 1 - THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
     Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
     Location. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     Nature of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     Particular Policies . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
     Conflicts of Interest and Investment Restrictions . . . . . . . . . . . .    21
          Sales and Leases to IRET . . . . . . . . . . . . . . . . . . . . . .    21
          Sales and Leases to SPONSOR, ADVISOR, TRUSTEES or any AFFILIATE. . .    21
          Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
          Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
          Investment Policies. . . . . . . . . . . . . . . . . . . . . . . . .    22
          Multiple PROGRAMS. . . . . . . . . . . . . . . . . . . . . . . . . .    22
          Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . .    22
          Appraisal of Real Property . . . . . . . . . . . . . . . . . . . . .    22
          Roll-Up Transaction. . . . . . . . . . . . . . . . . . . . . . . . .    23
          Borrowing Limitations. . . . . . . . . . . . . . . . . . . . . . . .    24
          Other Limitations. . . . . . . . . . . . . . . . . . . . . . . . . .    24
          Fees, Compensation and Expenses. . . . . . . . . . . . . . . . . . .    26
          TRUSTEE'S Review . . . . . . . . . . . . . . . . . . . . . . . . . .    26
          ACQUISITION FEES and ACQUISITION EXPENSES. . . . . . . . . . . . . .    26
          TOTAL OPERATING EXPENSES . . . . . . . . . . . . . . . . . . . . . .    26
          Real Estate Commissions on Resale of Property. . . . . . . . . . . .    27
          Incentive Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          ADVISOR Compensation . . . . . . . . . . . . . . . . . . . . . . . .    28

ARTICLE 2 - SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     SHARES: Certificates of Beneficial Interest . . . . . . . . . . . . . . .    29
     Sale of SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     Offering of SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     SHARES Purchased by IRET. . . . . . . . . . . . . . . . . . . . . . . . .    29
     Transferability of SHARES . . . . . . . . . . . . . . . . . . . . . . . .    30
     Effect of Transfer of SHARES or Death, Insolvency, or Incapacity of
          SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     Redemption and Prohibition on Transfer. . . . . . . . . . . . . . . . . .    30
ARTICLE 3 - SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
     Rights and Obligations of SHAREHOLDERS. . . . . . . . . . . . . . . . . .    30
          Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
          Voting Rights of SHAREHOLDERS. . . . . . . . . . . . . . . . . . . .    31
          Liability of SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .    32
          Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
          Access to Records. . . . . . . . . . . . . . . . . . . . . . . . . .    33
          Distribution Reinvestment Plans. . . . . . . . . . . . . . . . . . .    34
          Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
     Election of TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . .    35


                                      II-12                     Page 142 of 183

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ARTICLE 4 - THE TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . .     35
     Number, Term of Office, Qualification, and Compensation of TRUSTEES . .     35
     Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
     Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
     Successor TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . .     36
     Actions by TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . . . .     37
     Title and Authority of TRUSTEES . . . . . . . . . . . . . . . . . . . .     37
     The ADVISOR and Independent Contractor. . . . . . . . . . . . . . . . .     37
     Written Policies. . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     Fiduciary Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     Powers of TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . .     38
     TRUSTEES' Right to Own SHARES in Trust. . . . . . . . . . . . . . . . .     41
     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
          Indemnification of TRUSTEES. . . . . . . . . . . . . . . . . . . .     41
     PERSONS Dealing with TRUSTEES . . . . . . . . . . . . . . . . . . . . .     43
     Administrative Powers of TRUSTEES . . . . . . . . . . . . . . . . . . .     43

ARTICLE 5 - DURATION AND TERMINATION OF IRET . . . . . . . . . . . . . . . .     43
     Termination of IRET . . . . . . . . . . . . . . . . . . . . . . . . . .     43
     Organization as a Corporation . . . . . . . . . . . . . . . . . . . . .     44

ARTICLE 6 - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     When No SHARES are outstanding. . . . . . . . . . . . . . . . . . . . .     44
     When SHARES are Outstanding . . . . . . . . . . . . . . . . . . . . . .     45

ARTICLE 7 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     45
     Headings for Reference Only . . . . . . . . . . . . . . . . . . . . . .     45

                                      II-13                     Page 143 of 183

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                                ARTICLE 1 - THE TRUST

     SECTION 1. DEFINITIONS. Unless a term contained in this document is defined immediately following its use, the following definition shall apply:

     1. ADMINISTRATOR: The official or agency administering the Securities laws of a jurisdiction.

     2. ACQUISITION EXPENSES: Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

     3. ACQUISITION FEE: The total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by IRET. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, DEVELOPMENT FEE, CONSTRUCTION FEE, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be DEVELOPMENT FEES and CONSTRUCTION FEES paid to PERSONS not affiliated with the SPONSOR in connection with the actual development and construction of a project.

     4. ADVISOR: The PERSON responsible for directing or performing the day-to-day business affairs of IRET, including a PERSON to which an ADVISOR subcontracts substantially all such functions.

     5. AFFILIATE: An AFFILIATE of another PERSON includes any of the following:

          A. any PERSON directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting, securities of such other PERSON.

          B. any PERSON ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other PERSON.

          C. any PERSON directly or indirectly controlling, controlled by, or under common control with such other PERSON.

          D. any executive officer, director, TRUSTEE or general partner of such other PERSON.

                                      II-14                     Page 144 of 183

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          E.  any legal entity for which such PERSON acts as an executive officer, director, TRUSTEE or general partner.

     6. AVERAGE INVESTED ASSETS: For any period the average of the aggregate book value of the assets of the Trust invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     7. COMPETITIVE REAL ESTATE COMMISSION: Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

     8. CONTRACT PRICE FOR THE PROPERTY: The amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of ACQUISITION FEES and ACQUISITION EXPENSES.

     9. CONSTRUCTION FEE: A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation on IRET's property.

     10. DECLARATION OF TRUST: The DECLARATION OF TRUST, by-laws, certificate, articles of incorporation or other governing instrument pursuant to which IRET is organized.

     11. DEVELOPMENT FEE: A fee for the packaging of IRET'S property, including negotiating and approving plans, and assisting in obtaining necessary zoning, variances, and financing for the specific property, either initially or at a later date.

     12. INDEPENDENT EXPERT: A PERSON with no material current or prior business or personal relationship with the ADVISOR or TRUSTEES who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by IRET.

     13. INDEPENDENT TRUSTEE(S): The TRUSTEE(S) of IRET who are not associated and have not been associated within the last two years, directly or indirectly, with the SPONSOR or ADVISOR of IRET.

          A. A TRUSTEE shall be deemed to be associated with the SPONSOR or ADVISOR if he or she

               i. owns an interest in the SPONSOR, ADVISOR, or any of their AFFILIATES; or

                                      II-15                     Page 145 of 183

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               ii.  is employed by the SPONSOR, ADVISOR or any of their
               AFFILIATES; or

               iii. is an officer or director of the SPONSOR, ADVISOR, or any of their AFFILIATES; or

               iv.  performs services, other than as a TRUSTEE, for IRET; or

               v. is a TRUSTEE for more than three REITS organized by the SPONSOR or advised the ADVISOR; or

               vi. has any material business or professional relationship with the SPONSOR, ADVISOR, or any of their AFFILIATES.

          B. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective INDEPENDENT TRUSTEE from the SPONSOR and ADVISOR and AFFILIATES shall be deemed material per se if it exceeds 5% of the prospective INDEPENDENT TRUSTEE'S:

               i. annual gross revenue, derived from all sources, during either of the last two years; or

               ii. net worth, on a fair market value basis.

          C. An indirect relationship shall include circumstances in which a TRUSTEE'S spouse, parents, children, siblings, mothers-or fathers-in-laws, sons-or daughters-in-laws, or brothers - or sisters-in-law is or has been associated with the SPONSOR, ADVISOR, any of their AFFILIATES, or IRET.

     14. INITIAL INVESTMENT: That portion of the initial capitalization of IRET contributed by the SPONSOR, or its AFFILIATES.

     15.  IRET:  Investors Real Estate Trust.

     16. LEVERAGE: The aggregate amount of indebtedness of IRET for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     17. NET ASSETS: The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     18. NET INCOME: For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the ADVISOR receives an incentive fee, NET INCOME, for purposes of

                                    II-16                       Page 146 of 183
          calculating TOTAL OPERATING EXPENSES shall exclude the gain from the sale of IRET'S assets.

     19. ORGANIZATION AND OFFERING EXPENSES: All expenses incurred by and to be paid from the assets of IRET in connection with and in preparing IRET for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, TRUSTEES, escrow holders, depositories, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.

     20. PERSON: Any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

     21. PROSPECTUS: Shall have the meaning given to that term by Section 2(10) of the Securities Act of 1933, including a preliminary PROSPECTUS; provided, however, that such term as used herein shall also include an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

     22. REAL ESTATE INVESTMENT TRUST ("REIT"): A corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

     23. ROLL-UP: A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the REIT and the issuance of securities of a ROLL-UP ENTITY. Such term does not include:

          A. a transaction involving securities of REIT that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

          B. a transaction involving the conversion to corporate, trust, or association form of only the REIT if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

                                      II-17                     Page 147 of 183

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               i.  SHAREHOLDERS' voting rights;

               ii.  the term of existence of the REIT;

               iii.  SPONSOR or ADVISOR compensation;

               iv.  the REIT'S investment objectives.

     24. ROLL-UP ENTITY: A partnership, REIT, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed ROLL-UP transaction.

     25. SHARES: SHARES of beneficial interest or of common stock of a REIT of the class that has the right to elect the TRUSTEES of such REIT.

     26.  SHAREHOLDERS: The registered holders of IRET'S SHARES.

     27. SPECIFIED ASSET REIT: A Program where, at the time a securities registration is ordered effective, at least 75% of the net proceeds from the sale of SHARES are allocable to the purchase, construction, renovation, or improvement of individually identified assets. Reserves shall not be included in the 75%.

     28. SPONSOR: Any PERSON directly or indirectly instrumental in organizing, wholly or in part, a REIT, or any PERSON who will control, manage or participate in the management of a REIT, and any AFFILIATE of such PERSON. Not included is any PERSON whose only relationship with the REIT is as that of an independent property manager of REIT assets, and whose only compensation is as such. SPONSOR does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A PERSON may also be deemed a SPONSOR of the REIT by:

          A. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the REIT, either alone or in conjunction with one or more other PERSONS;

          B. receiving a material participation in the REIT in connection with the founding or organizing of the business of the REIT, in consideration of services or property, or both services and property;

          C. having a substantial number of relationships and contacts with the REIT;

          D.  possessing significant rights to control REIT properties;

                                      II-18                     Page 148 of 183

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          E.  receiving fees for providing services to the REIT which are paid on a basis that is not customary in the industry;

          F. providing goods or services to the REIT on a basis which was not negotiated at arms length with the REIT.

     29. TOTAL OPERATING EXPENSES: Aggregate expenses of every character paid or incurred by IRET as determined under Generally Accepted Accounting Principles, including ADVISORS' fees, but excluding:

          A. the expenses of raising capital such as ORGANIZATION AND OFFERING EXPENSES, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and such other expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of IRET'S SHARES;

          B.  interest payments;

          C.  taxes;

          D. non-cash expenditures such as depreciation, amortization and bad debt reserves;

          E.  incentive fees;

          F. ACQUISITION FEES, ACQUISITION EXPENSES, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property.

     30. TRUSTEE(S): The members of the board of trustees or directors or other body which manages IRET.

     31. UNIMPROVED REAL PROPERTY: The real property of a REIT which has the following three characteristics:

          A. an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

          B.  has no development or construction in process on such land; and

          C. no development or construction on such land is planned in good faith to commence on such land within one year.

     SECTION 2. NAME. The Trust shall be known as "Investors Real Estate Trust," in which name the TRUSTEES may conduct business, sue and be sued and otherwise do all things and take all action deemed by them

                                      II-19                      Page 149 of 183

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appropriate to carry out the business and preserve the assets of the Trust.

     SECTION 3. LOCATION. The principal office of the Trust shall be at 12 South Main Street, Minot, North Dakota 58701, or at such other address, city, or locality as the TRUSTEES shall from time to time determine. The Trust may have such other offices or places of business as the TRUSTEES may from time to time determine.

     SECTION 4. NATURE OF TRUST. The Trust shall be of the type commonly termed a business trust and shall not be a general partnership, limited partnership, partnership association or corporation. The SHAREHOLDERS are beneficial owners hereunder. Neither the TRUSTEES nor the SHAREHOLDERS nor any of them shall ever be deemed or treated in any way whatsoever to be liable or responsible hereunder as partners. This Trust is intended to have the status of a "REAL ESTATE INVESTMENT TRUST" as that term is defined in
Section 856-858 of the Internal Revenue Code of 1986, as now enacted and as it may be hereafter amended, and the DECLARATION OF TRUST and all actions of the TRUSTEES shall be construed in accordance with such intent.

     SECTION 5. PURPOSES. IRET will be primarily engaged in the investment and reinvestment of its funds and other assets in real property, interests in real property, mortgages secured by real property, leasehold interests in real property, and interests in mortgages on real property, except that if the TRUSTEES are of the opinion that investment in real estate assets at any particular time is not prudent because of market or economic conditions, IRET's assets may be maintained in cash or government securities, or both. IRET shall not be primarily engaged in investing, reinvesting, or trading in securities. It is the express purpose and objective of IRET to have invested from time to time such percentages of the value of its total assets in real property, leaseholds thereof, mortgages on real property, or interests therein, cash, cash items, government securities and securities of other REITs, and to follow such investment policies, as may be required in order that IRET qualify (so long as such qualification, in the opinion of the TRUSTEES, is advantageous to its SHAREHOLDERS) as said "REAL ESTATE INVESTMENT TRUST."

     SECTION 6. PARTICULAR POLICIES. IRET will follow such policies as are required to maintain its qualification as a REIT. In the event that IRET shall desire to issue or sell SHARES or other securities in any state or jurisdiction in which there shall be in force and effect a law, rule, or regulation of the ADMINISTRATOR requiring that this DECLARATION OF TRUST contain one or more particular limitations or restrictions on the policies or operations of IRET, then anything else in this DECLARATION OF TRUST contained to the contrary notwithstanding, the TRUSTEES may, without the prior approval of the SHAREHOLDERS, amend this DECLARATION OF TRUST to incorporate herein any such limitations or restrictions, including, without affecting the generality of the foregoing, limitations or restrictions on the issuance of senior securities, borrowing money, requiring appraisals in particular circumstances, making loans, underwriting securities of others, investing in unimproved real estate, investing in mortgages, investing

                                     II-20                      Page 150 of 183
in securities of other real estate companies, investing in real estate contracts of sale and commodities, issuing different classes of SHARES or options or redeemable securities, and on the amount of operating expenses that may be incurred. The TRUSTEES shall also have the power to provide that no further amendments of this DECLARATION OF TRUST may be made without the consent of SHAREHOLDERS.

     SECTION 7.  CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS.

     A.  SALES AND LEASES TO IRET.

     IRET shall not purchase property from the SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, unless a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES) not otherwise interested in such transaction approve the transaction as being fair and reasonable to IRET and at a price to IRET no greater than the cost of the asset to such SPONSOR, ADVISOR, TRUSTEE or any AFFILIATE thereof, or if the price to IRET is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to IRET exceed its current appraised value.

     B.   SALES AND LEASES TO SPONSOR, ADVISOR, TRUSTEES OR ANY AFFILIATE.

          1. A SPONSOR, ADVISOR, TRUSTEE, or an AFFILIATE thereof, shall not acquire assets from IRET unless approved by a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES), not otherwise interested in such transaction, as being fair and reasonable to IRET.

          2. IRET may lease assets to a SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, only if approved by a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES), not otherwise interested in such transaction, as being fair and reasonable to IRET.

     C.   LOANS.

          1. No loans may be made by IRET to the SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, except as provided under Article I,
               Section 7(K)(3).

          2. IRET may not borrow money from the SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, unless a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to IRET than loans between unaffiliated parties under the same circumstances.

                                     II-21                      Page 151 of 183

     D.   INVESTMENTS.

          1. IRET shall not invest in joint ventures with the SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, unless a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to IRET and on substantially the same terms and conditions as those received by the other joint venturers.

          2. IRET shall not invest in equity securities unless a majority of TRUSTEES (including a majority of INDEPENDENT TRUSTEES) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

     E.   INVESTMENT POLICIES.

          1 . The primary investment objectives of IRET are to obtain current income and capital appreciation for its SHARE HOLDERS.

          2. The INDEPENDENT TRUSTEES shall review the investment policies of IRET with sufficient frequency and at least annually to determine that the policies being followed by IRET at any time are in the best interests of its SHAREHOLDERS. Each such determination and the basis therefore shall be set forth in the minutes of the TRUSTEES.

     F.   MULTIPLE PROGRAMS.

     The method for the allocation of the acquisition of properties by two or more Programs of the same SPONSOR or ADVISOR seeking to acquire similar types of assets shall be reasonable. It shall be the duty of the TRUSTEES (including the INDEPENDENT TRUSTEES) to ensure such method is applied fairly to IRET.

     G.   OTHER TRANSACTIONS.

     All other transactions between IRET and the SPONSOR, ADVISOR, TRUSTEE, or any AFFILIATE thereof, shall require approval by a majority of the TRUSTEES (including a majority of INDEPENDENT TRUSTEES) not otherwise interested in such transactions as being fair and reasonable to IRET and on terms and conditions not less favorable to IRET than those available from unaffiliated third parties.

     H.   APPRAISAL OF REAL PROPERTY.

     The consideration paid for real property acquired by IRET shall ordinarily be based on the fair market value of the property as determined by a majority of the TRUSTEES. In cases in which a

                                     II-22                      Page 152 of 183
     majority of the INDEPENDENT TRUSTEES so determine, and in all cases in which assets are acquired from the ADVISORS, TRUSTEES, SPONSORS, or AFFILIATES thereof, such fair market value shall be as determined by an INDEPENDENT EXPERT selected by the INDEPENDENT TRUSTEES.

     I.   ROLL-UP TRANSACTION.

          1. In connection with a proposed ROLL-UP, an appraisal of all IRET's assets shall be obtained from a competent, INDEPENDENT EXPERT. IRET assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of IRET'S assets as of a date immediately prior to the announcement of the proposed ROLL-UP transaction. The appraisal shall assume an orderly liquidation of IRET assets over a 12 month period. The terms of the engagement of the INDEPENDENT EXPERT shall clearly state that the engagement is for the benefit of IRET and its investors. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the investors in connection with a proposed ROLL-UP.

          2. In connection with a proposed ROLL-UP, the PERSON sponsoring the ROLL-UP shall offer to SHAREHOLDERS who vote "no" on the proposal the choice of:

               a. accepting the securities of the ROLL-UP ENTITY offered in the proposed ROLL-UP; or

               b.  one of the following:

                    i. remaining as SHAREHOLDERS of IRET and preserving their interests therein on the same terms and conditions as existed previously; or

                    ii. receiving cash in an amount equal to the SHAREHOLDERS' pro-rata share of the appraised value of the NET ASSETS of IRET.

          3. IRET shall not participate in any proposed ROLL-UP which would result in SHAREHOLDERS having democracy rights in the ROLL-UP ENTITY that are less than those provided for in this document unless approved by a majority of the SHAREHOLDERS.

          4. IRET shall not participate in any proposed ROLL-UP which includes provisions which would operate to materially impede or frustrate the accumulation of SHARES by any purchaser of the securities of the ROLL-UP ENTITY (except to the minimum extent

                                     II-23                      Page 153 of 183
               necessary to preserve the tax status of the ROLL-UP ENTITY). IRET shall not participate in any proposed ROLL-UP which would limit the ability of an investor to exercise the voting rights of its securities of the ROLL-UP ENTITY on the basis of the number of IRET SHARES held by that investor.

          5. IRET shall not participate in any proposed ROLL-UP in which investors' rights of access to the records of the ROLL-UP ENTITY will be less than those provided for by this document.

          6. IRET shall not participate in any proposed ROLL-UP in which any of the costs of the transaction would be borne by IRET if the ROLL-UP is not approved by the SHAREHOLDERS.

     J.  BORROWING LIMITATIONS.

     The aggregate borrowings of IRET, secured and unsecured, shall be reasonable in relation to the NET ASSETS of IRET, and shall be reviewed by the TRUSTEES at least quarterly. The maximum amount of such borrowings in relation to the NET ASSETS shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300%. Any excess in borrowing over such 300% level shall be approved by a majority of the INDEPENDENT TRUSTEES and disclosed to SHAREHOLDERS in the next quarterly report of IRET, along with justification for such excess.

     K.  OTHER LIMITATIONS.

     IRET may not:

          1. Invest more than 10% of its total assets in UNIMPROVED REAL PROPERTY or mortgage loans on UNIMPROVED REAL PROPERTY.

          2. Invest in commodities or commodity future contracts. Such limitation is not intended to apply to future contracts, when used solely for hedging purposed in connection with IRET's ordinary business of investing in real estate assets and mortgages.

          3. Invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of the INDEPENDENT TRUSTEES so determine, and in all cases in which the transaction is with the ADVISOR, TRUSTEES, SPONSOR, or AFFILIATES thereof, such an appraisal must be obtained from an INDEPENDENT EXPERT concerning the underlying property. This appraisal shall be maintained in IRET's records for at least five years, and shall be

                                     II-24                      Page 154 of 183
               available for inspection and duplication by any SHAREHOLDER. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. Further, the ADVISOR and TRUSTEES shall observe the following policies in connection with investing in or making mortgage loans:

               a. IRET shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

               b. IRET shall not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of IRET, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all mortgage loans outstanding on the property, including the loans of IRET," shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

               c. IRET shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the ADVISOR, TRUSTEES, SPONSORS or any AFFILIATE of IRET.

               d. The policies outlined in a-c above may be exceeded or avoided for a particular transaction provided a commercially reasonable justification exists and is approved by a majority of the TRUSTEES (including a majority of the INDEPENDENT TRUSTEES) not otherwise interested in the transaction.

          4.   Issue redeemable equity securities.

          5. Issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt.

                                     II-25                      Page 155 of 183

          6. Issue options or warrants to purchase its SHARES to the ADVISOR, TRUSTEES, SPONSORS, or any AFFILIATE thereof, except on the same terms as such options or warrants are sold to the general public. IRET may issue options or warrants to PERSONS not so connected with IRET but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the INDEPENDENT TRUSTEES has a market value less than the value of such option on the date of grant. Options or warrants issuable to the ADVISOR, TRUSTEES, SPONSORS, or any AFFILIATE thereof, shall not exceed an amount equal to 10% of the outstanding SHARES of IRET on the date of grant of any options or warrants.

          7. Issue its SHARES on a deferred payment basis or other similar arrangement.

     SECTION 8.  FEES, COMPENSATION AND EXPENSES.

     A.  TRUSTEE'S REVIEW.

          1. The INDEPENDENT TRUSTEES will determine, from time to time but at least annually, that the total fees and expenses of IRET are reasonable in light of the investment performance of IRET, its NET ASSETS, its NET INCOME, and the fees and expenses of other comparable unaffiliated REITS. Each such determination shall be reflected in the minutes of the meeting of the TRUSTEES.

     B.  ACQUISITION FEES AND ACQUISITION EXPENSES.

          1. The total of ACQUISITION FEES and ACQUISITION EXPENSES shall be reasonable, and shall not exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced.

          2. Notwithstanding the above, a majority of the TRUSTEES (including a majority of the INDEPENDENT TRUSTEES) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to IRET.

     C.  TOTAL OPERATING EXPENSES.

          1. The TOTAL OPERATING EXPENSES of IRET shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2% of its AVERAGE INVESTED ASSETS or 25% of its NET INCOME for such year. The

                                     II-26                      Page 156 of 183

               INDEPENDENT TRUSTEES shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such INDEPENDENT TRUSTEES shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting the TRUSTEES.

          2. Within 60 days after the end of any fiscal quarter of IRET for which TOTAL OPERATING EXPENSES (for the twelve (12) months then ended) exceeded 2% of AVERAGE INVESTED ASSETS or 25% of NET INCOME, whichever is greater, there shall be sent to the SHAREHOLDERS of IRET a written disclosure of such fact, together with an explanation of the factors the INDEPENDENT TRUSTEES considered in arriving at the conclusion that such higher operating expenses were justified.

          3. In the event the INDEPENDENT TRUSTEES do not determine such excess expenses are justified, the ADVISOR shall reimburse IRET at the end of the twelve month period the amount by which the aggregate annual expenses paid or incurred by IRET exceed the limitations herein provided.

     D.  REAL ESTATE COMMISSIONS ON RESALE OF PROPERTY.

     If an ADVISOR, TRUSTEE, SPONSOR, or any AFFILIATE, provides a substantial amount of the services in the effort to sell the property of IRET, then that PERSON may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3% of the contracted for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the COMPETITIVE REAL ESTATE COMMISSION or an amount equal to 6% of the contracted for sales price, unless a majority of the TRUSTEES, including a majority of the INDEPENDENT TRUSTEES, not otherwise interested in the transaction, approve fees in excess of these limits upon a determination that such deviation is commercially competitive, fair and reasonable to IRET.

     E.  INCENTIVE FEES.

          1. An interest in the gain from the sale of assets of IRET, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of IRET assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to SHAREHOLDERS, in the aggregate, of an

                                     II-27                      Page 157 of 183
               amount equal to 100% of the original issue price of IRET SHARES, plus an amount equal to 6% of the original issue price of the REIT SHARES per annum cumulative. For purposes of this Section, the original issue price of IRET SHARES may be reduce by prior cash distributions to SHAREHOLDERS of net proceeds from the sale of IRET assets.

          2. In the case of multiple ADVISORS, ADVISORS and any AFFILIATE shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to IRET assets by each respective ADVISOR or any AFFILIATE. Distribution of incentive fees to ADVISORS or AFFILIATES, in proportion to the length of time served as ADVISOR while such property was held by IRET or in ratio to the fair market value of the asset at the time of the ADVISOR's termination, and the fair market value of the asset upon its disposition by IRET shall be considered reasonable methods by which to apportion incentive fees.

     F.  ADVISOR COMPENSATION.

     INDEPENDENT TRUSTEES shall determine from time to time and at least annually that the compensation which IRET contracts to pay to the ADVISOR is reasonable in relation to the nature and quality of services performed. The INDEPENDENT TRUSTEES shall also supervise the performance of the ADVISOR and the compensation paid to it by IRET to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such INDEPENDENT TRUSTEES may deem relevant and the findings of such TRUSTEES on each of such factors shall be recorded in the minutes of the TRUSTEES:

          1. The size of the advisory fee in relation to the size, composition and profitability of the portfolio of IRET.

          2. The success of the ADVISOR in generating opportunities that meet the investment objectives of IRET.

          3. The rates charged to other REIT's and to investors other than REIT'S by ADVISORS performing similar services.

          4. Additional revenues realized by the ADVISOR and any AFFILIATE through their relationship with the IRET, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by IRET or by others with whom IRET does business.

                                     II-28                      Page 158 of 183

          5. The quality and extent of service and advice furnished by the ADVISOR.

          6. The performance of the investment portfolio of IRET, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

          7. The quality of the portfolio of IRET in relationship to the investments generated by the ADVISOR for its own accounts.

                                  ARTICLE 2 - SHARES

     SECTION 1.  SHARES: CERTIFICATES OF BENEFICIAL INTEREST.

     The units into which the beneficial interest in IRET will be divided shall be designated as SHARES. The certificates evidencing ownership of SHARES in IRET will be designated as Certificates of Beneficial Interest or SHARES and shall be in such form as the TRUSTEES may from time to time prescribe. The registered holders thereof shall be designated as SHAREHOLDERS. The number of SHARES authorized or issued hereunder shall be unlimited. All SHARES shall be without par value, shall be of the same class, shall have equal voting, distribution, liquidation, and other rights, and shall be fully paid and non assessable. The SHAREHOLDERS shall have no legal title or interest in the property of IRET and no right to a partition thereof or to an accounting during the continuance of IRET but only the rights expressly provided in this DECLARATION OF TRUST.

     SECTION 2.  SALE OF SHARES.

     The TRUSTEES may from time to time issue and sell by private or public offering, or exchange SHARES in IRET in such number or for such sums of money, real estate assets, or other considerations, and on such terms as they deem proper. The SHAREHOLDERS shall have no preemptive rights.

     SECTION 3.  OFFERING OF SHARES.

     The TRUSTEES are authorized to cause to be made from time to time offerings of the SHARES of IRET to the public at public offering prices deemed appropriate. For this purpose, the TRUSTEES are authorized to enter into a contract with an underwriter upon such terms and with such commissions for its services as may be agreed upon by the parties, provided that the total expenses associated with the offering of any particular issue of SHARES does not exceed 15% of the gross offering amount.

     SECTION 4.  SHARES PURCHASED BY IRET.

     IRET may repurchase or otherwise acquire its own SHARES on such terms and conditions as the TRUSTEES deem appropriate, and for

                                     II-29                      Page 159 of 183
     this purpose IRET may create and maintain such reserves as are deemed necessary and proper. SHARES issued hereunder and purchased or otherwise acquired for the account of IRET shall not, so long as they belong to IRET, either receive distributions (except that they shall be entitled to receive distributions payable in SHARES of IRET) or be voted at any meeting of the SHAREHOLDERS. Such SHARES may, in the discretion of the TRUSTEES, be canceled and the number of SHARES authorized thereby reduced or such SHARES may, in the discretion of the TRUSTEES, be held in the treasury and be disposed of by the TRUSTEES at such time or times, to such party or parties, and for such consideration, as the TRUSTEES may deem appropriate. The SPONSOR, ADVISOR, TRUSTEES, or AFFILIATES thereof, are prohibited from receiving a fee on the repurchase of the SHARES by IRET.

     SECTION 5.  TRANSFERABILITY OF SHARES.

     SHARES in IRET shall be transferable in accordance with the procedure prescribed from time to time in the TRUSTEES' Regulations. The PERSONS in whose names the SHARES are registered on the books of IRET shall be deemed the absolute owners thereof and, until a transfer is effected on the books of IRET, the TRUSTEES shall not be affected by any notice, actual or constructive, of any transfer.

     SECTION 6. EFFECT OF TRANSFER OF SHARES OR DEATH, INSOLVENCY, OR INCAPACITY OF SHAREHOLDERS.

     Neither the transfer of SHARES nor the death, insolvency or incapacity of any SHAREHOLDERS shall operate to dissolve or terminate IRET, nor shall it entitle any transferee, legal representative or other PERSON to a partition of the property of IRET or to an accounting.

     SECTION 7.  REDEMPTION AND PROHIBITION ON TRANSFER.

     To insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding SHARES may be owned by five or fewer individuals, the TRUSTEES may at any time redeem SHARES from any SHAREHOLDER at the fair market value thereof (as determined in good faith by the TRUSTEES based on an independent appraisal of Trust assets made within six months of the redemption date). Also, the TRUSTEE may refuse to transfer SHARES to any PERSON whose acquisition of additional SHARES might, in the opinion of the TRUSTEES, violate the above requirement.

                               ARTICLE 3 - SHAREHOLDERS

     SECTION 1.  RIGHTS AND OBLIGATIONS OF SHAREHOLDERS.

     A.  MEETINGS.

          1. There shall be an annual meeting of the SHAREHOLDERS of IRET upon reasonable notice and within a

                                     II-30                      Page 160 of 183
               reasonable period (not less than 30 days) following delivery of the annual report. The TRUSTEES, including the INDEPENDENT TRUSTEES, shall be required to take reasonable steps to ensure that this requirement is met. The holders of a majority of SHARES in IRET, present in PERSON or by proxy, shall constitute a quorum at any meeting.

          2. Special meetings of the SHAREHOLDERS may be called by the chief executive officer, by a majority of the TRUSTEES or by a majority of the INDEPENDENT TRUSTEES, and shall be called by an officer of IRET upon written request of the SHAREHOLDERS holding in the aggregate not less than 10% of the outstanding SHARES of the IRET entitled to vote at such meeting. Upon receipt of a written request, either in PERSON or by mail, stating the purpose or purposes of the meeting, IRET shall provide all SHAREHOLDERS within ten days after receipt of said request, written notice, either in PERSON or by mail, of a meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after the distribution of such notice, at a time and place specified in the request, or if none if specified, at a time and place convenient to SHAREHOLDERS. The holders of a majority of SHARES in IRET, present in PERSON or by proxy, shall constitute a quorum at any meeting.

     B.  VOTING RIGHTS OF SHAREHOLDERS.

          1. The voting rights per share of equity securities of IRET (other than the publicly held equity securities of IRET) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the publicly held SHARES of IRET as the consideration paid to IRET for each privately offered IRET share bears to the book value of each outstanding publicly held share.

          2. The majority of the outstanding SHARES may, without the necessity of concurrence by the TRUSTEES, vote to:

               a.  amend the DECLARATION OF TRUST;

               b.  terminate IRET;

               c.  remove the TRUSTEES.

          3. The majority of SHAREHOLDERS present in PERSON or by proxy at an Annual Meeting at which a quorum is present, may, without the necessity of concurrence by

                                    II-31                       Page 161 of 183
               the TRUSTEES, vote to elect the TRUSTEES. A quorum shall be 50% of the then outstanding SHARES.

          5. Without concurrence of a majority of the outstanding SHARES, the TRUSTEES may not:

               a. amend the DECLARATION OF TRUST, except for amendments which do not adversely affect the rights, preferences and privileges of SHAREHOLDERS including amendments to provisions relating to, TRUSTEE qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

               b. sell all or substantially all of the IRET's assets other than in the ordinary course of the IRET's business or in connection with liquidation and dissolution;

               c.  cause the merger or other reorganization of IRET; or

               d. dissolve or liquidate IRET, other than before the INITIAL INVESTMENT in property. A sale of all or substantially all of IRET's assets shall mean the sale of two-thirds or more of IRET's assets based on the total number of properties and mortgages, or the current fair market value of these assets.

          6. With respect to SHARES owned by the ADVISOR, the TRUSTEES, or any AFFILIATE, neither the ADVISOR, nor the TRUSTEES, nor any AFFILIATE may vote or consent on matters submitted to the SHAREHOLDERS regarding the removal of the ADVISOR, TRUSTEES, or any transaction between IRET and any of them. In determining the requisite percentage in interest of SHARES necessary to approve a matter on which the ADVISOR, TRUSTEES, and any AFFILIATE may not vote or consent, any SHARES owned by any of them shall not be included.

     C.  LIABILITY OF SHAREHOLDERS.

          1. The SHARES of IRET shall be non-assessable by IRET whether a trust, corporation or other entity. The SHAREHOLDERS of IRET shall not be personally liable on account of any of the contractual obligations undertaken by IRET. All written contracts to which IRET is a party shall include a provision that the SHAREHOLDER shall not be personally liable thereon.

                                    II-32                       Page 162 of 183

     D.  REPORTS.

     IRET shall cause to be prepared and mailed or delivered to each SHAREHOLDER as of a record date after the end of the fiscal year and each holder of other publicly held securities of IRET within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year which shall include:

          a. financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

          b. the ratio of the costs of raising capital during the period to the capital raised;

          c. the aggregate amount of advisory fees and the aggregate amount of other fees paid to the ADVISOR and any AFFILIATE of the ADVISOR by IRET and including fees or charges paid to the ADVISOR and any AFFILIATE of the ADVISOR by third parties doing business with IRET;

          d. the TOTAL OPERATING EXPENSES of IRET, stated as a percentage of AVERAGE INVESTED ASSETS and as a percentage of its NET INCOME;

          e. a report from the INDEPENDENT TRUSTEES that the policies being followed by IRET are in the best interests of its SHAREHOLDERS and the basis for such determination; and

          f. separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving IRET, TRUSTEES, ADVISORS, SPONSORS, and any AFFILIATE thereof, occurring in the year for which the annual report is made. INDEPENDENT TRUSTEES shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions;

     E.  ACCESS TO RECORDS.

     Any SHAREHOLDER and any designated representative thereof shall be permitted access to all records of IRET at all reasonable times, and may inspect and copy any of them. Inspection of IRET's books and records by the ADMINISTRATOR shall be provided upon reasonable notice and during normal business hours. Access shall include the following as it pertains to
     SHAREHOLDERS:

          1. An alphabetical list of the names, addresses, and telephone numbers of the SHAREHOLDERS of IRET along with the number of SHARES held by each of them (the "SHAREHOLDER List") shall be maintained as part of the books and records of IRET and shall be available for inspection by any SHAREHOLDERS or the

                                     II-33                      Page 163 of 183

               SHAREHOLDERS' designated agent at the home of IRET upon the request of the SHAREHOLDER;

          2. The SHAREHOLDER List shall be updated at least quarterly to reflect changes in the information contained therein.

          3. A copy of the SHAREHOLDER List shall be mailed to any SHAREHOLDER requesting the SHAREHOLDER List within ten days of the request. The copy of the SHAREHOLDER List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by IRET.

          4. The purposes for which a SHAREHOLDER may request a copy of the SHAREHOLDER List include, without limitation, matters relating to SHAREHOLDERS' voting rights under the IRET DECLARATION OF TRUST, and the exercise of SHAREHOLDERS' rights under federal proxy laws; and

          5. If the ADVISOR or TRUSTEES of IRET neglects or refuses to exhibit, produce, or mail a copy of the SHAREHOLDERS' List as requested, the ADVISOR, and the TRUSTEES shall be liable to any SHAREHOLDER requesting the list for the costs, including attorneys' fees, incurred by that SHAREHOLDER for compelling the production of the SHAREHOLDER List, and for actual damages suffered by any SHAREHOLDER by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the SHAREHOLDER List is to secure such list of SHAREHOLDERS or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a SHAREHOLDER relative to the affairs of IRET. IRET may require the SHAREHOLDER requesting the SHAREHOLDER List to represent that the list is not requested for a commercial purpose unrelated to the SHAREHOLDER'S interest in IRET. The remedies provided hereunder to SHAREHOLDERS requesting copies of the SHAREHOLDER List are in addition to, and shall not in any way limit, other remedies available to SHAREHOLDERS under federal law, or the laws of any state.

     F.  DISTRIBUTION REINVESTMENT PLANS.

     The IRET Distribution Reinvestment Plan shall provide for the following:

                                    II-34                       Page 164 of 183

          1. All material information regarding the distribution to the SHAREHOLDER and the effect of reinvesting such distribution, including the tax consequences thereof, shall be provided to the SHAREHOLDER at least annually.

          2. Each SHAREHOLDER participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in subparagraph (1) above.

     G.  DISTRIBUTIONS.

     Distribution shall be determined as follows:

          1. DISTRIBUTIONS IN KIND. Distributions in kind shall not be permitted, except for:

               a.  distributions of readily marketable securities;

               b. distributions of beneficial interests in a liquidating trust established for the dissolution of IRET and the liquidation of its assets in accordance with the terms of the DECLARATION OF TRUST; or

          2. distributions of in-kind property which meet all of the following conditions:

               a. The TRUSTEES advise each SHAREHOLDER of the risks associated with direct ownership of the property.

               b. The TRUSTEES offer each SHAREHOLDER the election of receiving like-kind property distributions.

               c. The TRUSTEES distribute in-kind property only to those SHAREHOLDERS who accept the TRUSTEE'S offer.

     SECTION 3.  ELECTION OF TRUSTEES.

     All TRUSTEES shall be elected annually by the vote of the SHAREHOLDERS. Each Shareholder shall be entitled to one vote in PERSON or by proxy for each Share registered in his name for as many PERSONS as there are TRUSTEES to be elected. The candidates receiving the highest respective numbers of votes up to the number of trusteeships to be filled in the election shall be elected.

                               ARTICLE 4 - THE TRUSTEES

     SECTION 1. NUMBER, TERM OF OFFICE, QUALIFICATION, AND COMPENSATION OF TRUSTEES.

     There shall be not less than five nor more than eleven TRUSTEES, as fixed in the TRUSTEES' Regulations, a majority of whom shall be independent and not affiliated with the manager or ADVISOR (or any

                                    II-35                       Page 165 of 183

     AFFILIATE of the manager or ADVISOR) of IRET. The term of office of each TRUSTEE shall be for one year and shall extend from the date of his election or appointment until the election and qualification of his successor by the SHAREHOLDERS. The TRUSTEES shall be individuals of at least 18 years of age with no less than three years of relevant real estate experience, and no PERSON shall qualify as a TRUSTEE until he shall have either signed the DECLARATION OF TRUST or agreed in writing to be bound in all respects by the DECLARATION OF TRUST. The TRUSTEES shall be entitled to receive reasonable compensation for their services as TRUSTEES.

     SECTION 2. RESIGNATION.

     A TRUSTEE may resign at any time by giving notice in writing to the TRUSTEES at the principal office of IRET. Such resignation shall take effect on the date it is received or any later time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3.  VACANCIES.

     The resignation, incompetency, or death of any or all of the TRUSTEES shall not terminate IRET or affect its continuity. During a vacancy, the remaining TRUSTEE or TRUSTEES may exercise the powers of the TRUSTEES hereunder. Vacancies among the TRUSTEES may be filled by a written designation signed by a majority of the remaining TRUSTEES, provided a vacancy among the INDEPENDENT TRUSTEES shall be filled by action of a majority of only the INDEPENDENT TRUSTEES, and lodged among the records of IRET. The determination of a vacancy among the TRUSTEES by reason of resignation, incompetency, or death, or for any other reason, when made by a majority of the remaining TRUSTEES and stated in the instrument filling such vacancy, shall be final and conclusive for all purposes. If at any time, by reason of resignations, incompetency, or deaths, there shall be no remaining TRUSTEES, a meeting of the SHAREHOLDERS shall be forthwith called for the election of successor TRUSTEES. Any SHAREHOLDER or SHAREHOLDERS owning of record an aggregate of 10% of the issued and outstanding SHARES of IRET shall be entitled to call such meeting and to nominate candidates for election as successor TRUSTEES at any such election.

     SECTION 4.  SUCCESSOR TRUSTEES.

     Title to the property of IRET shall vest in successor TRUSTEES, upon written acceptance of their election or appointment without any further act. They shall thereupon have the same powers, duties and exemptions as though originally named as TRUSTEES in this DECLARATION OF TRUST. Such written acceptance shall be filed with the records of IRET, and a certificate signed by a majority of the TRUSTEES as to who are or were TRUSTEES at any time shall be conclusive and binding for all purposes.

                                    II-36                       Page 166 of 183

     SECTION 5.  ACTIONS BY TRUSTEES.

     The TRUSTEES may act with or without a meeting. Any action of a majority of TRUSTEES in office shall be conclusive and binding as an action of the TRUSTEES. All agreements, deeds, and other instruments executed by a majority of the TRUSTEES or executed by one TRUSTEE pursuant to authorization of a majority of the TRUSTEES given either at a meeting or in writing shall be effective and binding as if executed by all the TRUSTEES. The TRUSTEES may establish such committees they deem appropriate (provided the majority of the members of each committee are INDEPENDENT TRUSTEES).

     SECTION 6.  TITLE AND AUTHORITY OF TRUSTEES.

     The TRUSTEES, as joint tenants, shall hold the legal title to all property belonging to IRET in the name of IRET, or in the name of one or more of the TRUSTEES, as TRUSTEES for IRET, or in the name of one or more nominees for IRET provided that each such nominee shall execute an instrument in recordable form recognizing the interest of IRET in the property so held. The TRUSTEES shall have absolute and exclusive control, management, and disposition thereof, and absolute and exclusive control over the management and conduct of the business affairs of IRET.

     SECTION 7.  THE ADVISOR AND INDEPENDENT CONTRACTOR.

     In their exercise of the absolute control and management of all the assets of IRET, the TRUSTEES may contract for the services of an advisory firm or corporation (hereinafter referred to as the ADVISOR) to advise them in respect of investing and reinvesting the funds of IRET in real property assets, interests in real property, mortgages secured by real property, leasehold interests in real property, interests in mortgages, or other assets. Such contract may provide that the ADVISOR shall act as agent of IRET in the purchase and sale of real estate, leaseholds, or real estate mortgages, or any interest therein. Such contract may also provide that the ADVISOR shall act as agent of IRET in the management of real estate, leaseholds or real estate mortgages, or any interest therein, and receive commissions or other compensation for such management services at rates not in excess of those prescribed by real estate boards or similar organizations in the area in which the real estate is located, or the TRUSTEES may employ a different firm or corporation to perform these functions for all or some of IRET's properties and to receive such commissions and compensations. Such contracts shall provide that they shall not be assignable without the written consent of IRET and shall be for a term of one year or less. Each advisory contact shall be terminable by a majority of the INDEPENDENT TRUSTEES, or the ADVISOR or the holders of a majority of the outstanding SHARES on sixty (60) days written notice without cause or penalty.

     It shall be the duty of the TRUSTEES to evaluate the performance of the ADVISOR before entering into or renewing an advisory

                                    II-37                       Page 167 of 183
     contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting.

     SECTION 8.  WRITTEN POLICIES.

     The TRUSTEES shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the IRET and the ADVISOR to assure that such policies are carried out.

     SECTION 9.  FIDUCIARY DUTY.

     The TRUSTEES and ADVISOR of IRET shall be deemed to be in a fiduciary relationship to IRET and the SHAREHOLDERS. The TRUSTEES of IRET shall also have a fiduciary duty to the SHAREHOLDERS to supervise the relationship of IRET with the ADVISOR.

     SECTION 10.  POWERS OF TRUSTEES.

     The TRUSTEES shall have all the powers necessary, convenient, or appropriate to effectuate the purposes of IRET and may take any action which they deem necessary or desirable and proper to carry out such purposes. Any determination of the purposes of IRET made by the TRUSTEES in good faith shall be conclusive. In construing the provisions of the DECLARATION OF TRUST, the presumption shall be in favor of the grant of powers to the TRUSTEES.

     Subject to the limitations contained in Article 1 hereof, the TRUSTEES' powers shall include the following:

          1. To purchase, acquire through the issuance of SHARES in IRET, obligations of IRET, or otherwise, and to mortgage, sell, acquire on lease, hold, manage, improve, lease to others (without limitation as to the term of such lease, which may extend beyond the termination of IRET), option, exchange for real or personal property, release, and partition interests in personal property and real estate interests of every nature, including freehold, leasehold, mortgage, ground rent, and other interests therein, and to erect, construct, alter, repair, demolish, or otherwise change buildings and structures of every nature.

          2. To purchase, acquire through the issuance of SHARES in IRET, obligations of IRET, or otherwise, option, sell, and exchange stocks, bonds, notes, certificates of indebtedness, and securities of every nature.

          3. To purchase, acquire through the issuance of SHARES in IRET, obligations of IRET, or otherwise, grant security interests in, sell, acquire on lease, hold, manage, improve, lease to others, option, and exchange personal property of every nature.

                                     II-38                      Page 168 of 183

          4. To hold title to the property of IRET as is provided in this DECLARATION OF TRUST.

          5. To borrow money for the purposes of IRET and to give notes, debentures, including debentures convertible into SHARES, bonds, and other negotiable or nonnegotiable instruments of IRET therefore; to enter into other obligations on behalf of and for the purposes of IRET; and to mortgage, grant security interests in, or pledge or cause to be mortgaged, granted security interests in, or pledged real and personal property of IRET to secure such notes, debentures, bonds, instruments, or other obligations; and to subordinate the interests of IRET in real and personal property, or interests therein to such other PERSONS and on such conditions as is deemed desirable.

          6.   To lend money on behalf of IRET and to invest the funds of IRET.

          7.   To create reserve funds for such purposes as they deem advisable.

          8. To deposit funds of IRET in banks and other depositories without regard to whether such accounts will draw interest.

          9. To pay taxes and assessments imposed upon or chargeable against IRET or the TRUSTEES by virtue of or arising out of the existence, property, business, or activities of IRET.

          10. To purchase, issue, sell, or exchange SHARES of IRET as provided by this DECLARATION OF TRUST. The good faith determination of the value of the consideration received by IRET shall be within the absolute discretion of the TRUSTEES.

          11. To adopt and, from time to time, amend TRUSTEES' Regulations which may include but shall not be limited to provisions relating to the time, place, and notice of meetings of the TRUSTEES and of the SHAREHOLDERS; record dates and other matters relating to voting and the use of proxies designation, appointment and compensation of representatives and agents and their number, duties, powers, authorities, and qualifications; the conditions for replacing lost, mutilated, or stolen SHARES; and the procedure for amendment of the TRUSTEES' Regulations.

          12. To exercise with respect to property of IRET all options, privileges and rights, whether to vote, assent, subscribe, or convert, or of any other

                                     II-39                      Page 169 of 183
               nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

          13. To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease, or similar proceedings of any corporation, partnership or other organization in which IRET shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective, or similar committee and to pay assessments and other expenses in connection therewith.

          14. To engage or employ agents, representatives, and employees of any nature, or independent contractors, including, without limiting the generality of the foregoing, transfer agents for the transfer of SHARES in IRET, registrars, underwriters for the sale of SHARES in IRET, independent certified public accountants, attorneys at law, appraisers, and real estate agents and brokers; and to delegate to one or more TRUSTEES, agents, representatives, employees, independent contractors, or other PERSONS such powers and duties as the TRUSTEES deem appropriate. The same PERSONS may he employed in multiple capacities and may receive compensation from IRET in as many capacities as they may be engaged or employed by IRET, and if TRUSTEES serve in such capacities they may receive compensation in addition to that provided in Article 4, Section 1 hereof.

          15. To determine conclusively the allocation between capital and income of the receipts, holdings, expenses, and disbursements of IRET, regardless of the allocation which might be considered appropriate in the absence of this provision.

          16. To determine conclusively the value from time to time and to revalue the real estate, securities, and other property of IRET, in accordance with such appraisals or other information as they deem satisfactory.

          17. To compromise or settle claims, questions, disputes, and controversies by, against, or affecting IRET.

          18.  To solicit proxies of the SHAREHOLDERS.

          19.  To adopt a fiscal year for IRET and change such fiscal year.

          20.  To adopt and use a seal.

                                    II-40                       Page 170 of 183

          21. To merge or consolidate or otherwise amalgamate IRET or any successor thereto with or into any other trust or corporation engaged or to be engaged in business activities substantially similar to those engaged in by IRET, subject to the provisions in this DECLARATION OF TRUST.

          22. To deal with IRET property in every way, including the entering into joint ventures, partnerships, and any other combinations or associations, that it would be lawful for an individual to deal with the same, whether similar to or different from the way herein and hereinabove specified.

     SECTION 11.  TRUSTEES' RIGHT TO OWN SHARES IN TRUST.

     A TRUSTEE may acquire, hold, and dispose of SHARES in IRET for his individual account and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a TRUSTEE. After the commencement of any public offering of the SHARES of IRET, TRUSTEES may purchase SHARES only at the current offer price then prevailing in connection with such public offering, less all or any part of the selling or other commission as may be agreed with the distributor.

     SECTION 12.  INDEMNIFICATION.

     A.  INDEMNIFICATION OF TRUSTEES.

     1. IRET shall indemnify and hold harmless each TRUSTEE, ADVISOR or AFFILIATE from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such TRUSTEE, ADVISOR or AFFILIATE may become subject by reason of his being or having been a TRUSTEE, ADVISOR or AFFILIATE, or by reason of any action alleged to have been taken or omitted by him as TRUSTEE, ADVISOR or AFFILIATE, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. IRET shall not provide for indemnification of the TRUSTEES, ADVISORS or AFFILIATES for any liability or loss suffered by the TRUSTEES, ADVISORS or AFFILIATES, nor shall it provide that the TRUSTEES, ADVISORS or AFFILIATES be held harmless for any loss or liability suffered by IRET, unless all of the following condition are met:

          a. The TRUSTEES, ADVISORS or AFFILIATES have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of IRET.

          b. The TRUSTEES, ADVISORS or AFFILIATES were acting on behalf of or performing services for IRET.

                                    II-41                       Page 171 of 183

          c.   Such liability or loss was not the result of:

               i. negligence or misconduct by the TRUSTEES, excluding the INDEPENDENT TRUSTEES, ADVISORS or AFFILIATES; or

               ii. gross negligence or willful misconduct by the INDEPENDENT TRUSTEES.

          d. Such indemnification or agreement to hold harmless is recoverable only out of IRET NET ASSETS and not from SHAREHOLDERS.

     2. Notwithstanding anything to the contrary contained in this document or elsewhere, the TRUSTEES, ADVISORS or AFFILIATES and any PERSONS acting as a broker-dealer shall not be indemnified by IRET for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

          a. There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee.

          b. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee.

          c. A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of IRET were offered or sold as to indemnification for violations of securities laws.

     3. The advancement of IRET funds to the TRUSTEES, ADVISORS or AFFILIATES for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

          a. The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of IRET.

          b. The legal action is initiated by a third party who is not a SHAREHOLDER or the legal action is initiated by a SHAREHOLDER acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

                                    II-42                       Page 172 of 183

          c. The TRUSTEES, ADVISORS or AFFILIATES undertake to repay the advanced funds to IRET, together with the applicable legal rate of interest thereon, in cases in which such TRUSTEES, ADVISORS or AFFILIATES are found not to be entitled to indemnification.

     SECTION 13.  PERSONS DEALING WITH TRUSTEES.

     Any act of the TRUSTEES purporting to be done in their capacity as such, or by agents or representatives of the TRUSTEES under authority from the TRUSTEES shall, as to other PERSONS dealing with such TRUSTEES, agents, or representatives, be conclusively deemed to be within the purposes of IRET and within the powers of the TRUSTEES. No PERSON dealing with the TRUSTEES or any of them, or with their authorized agents or representatives, shall be bound to see to the application of any funds or property passing into their hands or control.

     The receipt of the TRUSTEES or any of them, or of their authorized agents or representatives, for monies or other consideration paid or delivered to any of them shall be effectual discharges to PERSONS paying or delivering the same.

     SECTION 14.  ADMINISTRATIVE POWERS OF TRUSTEES.

     The TRUSTEES shall have power to pay the expenses of organization and administration of IRET, including all legal and other expenses in connection with the preparation and carrying out of the plan for the formation of IRET, the acquisition of properties thereunder and the issuance of SHARES thereunder; and to employ such officers, experts, counsel, managers, salesmen, agents, workmen, clerks and other PERSONS as they think best, and fix their compensation and define their duties. Any TRUSTEE so employed may receive special or additional compensation therefore.

                     ARTICLE 5 - DURATION AND TERMINATION OF IRET

     SECTION 1.  TERMINATION OF IRET.

     IRET shall, unless sooner terminated as provided hereinafter, continue in existence until such time as all of its assets have been liquidated and distributed to the SHAREHOLDERS. IRET may be terminated at any time by the TRUSTEES or, if the TRUSTEES have not so terminated IRET, by the affirmative vote of the holders of a majority of the issued and outstanding SHARES.

     In any event, unless this Trust shall be earlier terminated as provided in this DECLARATION OF TRUST, it shall continue only until the expiration of 20 years after the death of the last survivor of the following named
     PERSONS: C. Morris Anderson, Ralph A. Christensen, John D. Decker, J. Norman Ellison, Jr., Magner J. Muus, Roger R. Odell and Thomas A. Wentz.

                                    II-43                       Page 173 of 183

     In connection with any termination of IRET, the TRUSTEES, upon receipt of such releases or indemnity as they deem necessary for their protection, may

          1. sell and convert into cash the property of IRET and distribute the net proceeds among the SHAREHOLDERS ratably; or

          2. convey the property of IRET to one or more PERSONS, entities, trusts, or corporations for consideration consisting in whole or in part of cash, SHARES of stock, or other property of any kind, and distribute the net proceeds among the SHAREHOLDERS ratably, at valuations fixed by the TRUSTEES, in cash or in kind, or partly in cash and partly in kind; provided that the proposal to proceed as described in this clause (2) shall have been set forth in the written approval of the SHAREHOLDERS holding a majority of the SHARES issued and outstanding.

     Upon termination of IRET and distribution to the SHAREHOLDERS as herein provided, a majority of the TRUSTEES shall execute and lodge among the records of IRET an instrument in writing setting forth the fact of such termination, and the TRUSTEES shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title, and interest of all SHAREHOLDERS shall cease and be canceled and discharged.

     SECTION 2.  ORGANIZATION AS A CORPORATION.

     Whenever the TRUSTEES deem it for the best interests of the SHAREHOLDERS that IRET be organized as a corporation, the TRUSTEES shall have full power to organize such corporation, under the laws of such state as they may consider appropriate, in the place and stead of IRET without procuring the further consent of any of the SHAREHOLDERS, in which event the capital stock of such corporation shall be and remain the same as fixed under this Agreement and DECLARATION OF TRUST and the SHAREHOLDERS shall receive and accept stock in such corporation on the same basis as they hold SHARES in IRET.

                                ARTICLE 6 - AMENDMENTS

     SECTION 1.  WHEN NO SHARES ARE OUTSTANDING.

     At any time when no SHARES in IRET are outstanding, the TRUSTEES may amend any provision of the DECLARATION OF TRUST. A certificate signed by a majority of the TRUSTEES, setting forth such amendment and reciting that it was duly adopted by the TRUSTEES, shall be lodged among the records of IRET and shall be conclusive evidence of such amendment.

                                    II-44                       Page 174 of 183

     SECTION 2.  WHEN SHARES ARE OUTSTANDING.

     At any time when SHARES in IRET are outstanding, except as provided in
     Article 1, Section 6, the DECLARATION OF TRUST may be amended by the TRUSTEES then in office only with the consent of SHAREHOLDERS owning a majority of the issued and outstanding SHARES. A certificate signed by a majority of the TRUSTEES setting forth an amendment and reciting that it was duly adopted shall be lodged among the records of IRET and recorded or filed in each public office or registry in which the DECLARATION OF TRUST shall be recorded or filed and shall be conclusive evidence of such amendment, and any restatement of any provision of the DECLARATION OF TRUST purported to be contained therein.

                              ARTICLE 7 - MISCELLANEOUS

     SECTION 1.  APPLICABLE LAW.

     The DECLARATION OF TRUST is executed and delivered in Minot, North Dakota, and the laws of the State of North Dakota shall govern the construction, validity, and effect of the DECLARATION OF TRUST and the administration of the entity hereby created, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 1.

     SECTION 2.  HEADINGS FOR REFERENCE ONLY.

     Headings preceding the text, articles, and sections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction, or effect of the DECLARATION OF TRUST.

     In approval of the foregoing RESTATED DECLARATION OF TRUST for Investors Real Estate Trust, the undersigned TRUSTEES constituting a majority hereby approve this document.


     Signature                   Title                     Date
     ---------                   -----                     ----


/s/ Ralph A. Christensen
---------------------        Trustee and Chairman         February 10, 1999
Ralph A. Christensen


/s/ Mike F. Dolan
---------------------        Trustee and Vice Chairman    February 10, 1999
Mike F. Dolan


/s/ Jeffrey Miller
---------------------        Trustee and Vice Chairman    February 10, 1999
Jeffrey Miller


/s/ Patrick G. Jones
---------------------        Trustee                      February 10, 1999
Patrick G. Jones


/s/ J. Norman Ellison
---------------------        Trustee                      February 10, 1999
J. Norman Ellison

                                   II-45                        Page 175 of 183

/s/ Daniel L. Feist
---------------------        Trustee                      February 10, 1999
Daniel L. Feist


/s/ C. Morris Anderson
---------------------        Trustee                      February 10, 1999
C. Morris Anderson


/s/ Thomas A. Wentz, Jr.
---------------------        Trustee                      February 10, 1999
Thomas A. Wentz, Jr.


/s/ John F. Decker
---------------------        Trustee                      February 10, 1999
John F. Decker


                                   II-46                        Page 176 of 183